UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008
SOLUTIA INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-13255	43-1781797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri (Address of principal executive offices)	63166-6760 (Zip Code)
(314) 674-1000
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03 CREATION OF A FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-3.2
EX-4.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7
EX-10.8
EX-10.9
EX-10.10
EX-10.11

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Preliminary Note
          On February 28, 2008 (the “Effective Date”), Solutia Inc. (the “Company”, “Solutia” or “we”) and its fourteen U.S. subsidiaries (collectively, the “Debtors”) consummated its reorganization under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) through a series of transactions contemplated by the previously disclosed Debtors’ Fifth Amended Joint Plan of Reorganization, which was confirmed by the United States Bankruptcy Court for the Southern District of New York on November 29, 2007 (as modified by the confirmation order, the “Plan”), and the Plan became effective.
          On the Effective Date, all existing shares of common stock of the Company outstanding prior to the Effective Date (the “Old Common Stock”) were canceled pursuant to the Plan. In satisfaction of creditor claims and stockholder interests, the Company issued (1) 29,024,446 shares of common stock, par value $0.01 per share (the “New Common Stock”) to its general unsecured creditors and noteholders who hold the 2027 Notes and the 2037 Notes, 831,052 of these shares are being held in a disputed claims reserve for the benefit of holders of disputed claims whose claims are subsequently allowed and any shares left over after all disputed claims have been resolved shall be distributed pro rata to holders of allowed claims; (2) 1,221,492 shares of New Common Stock to the Retiree Trust (as defined below); (3) 597,500 shares of New Common Stock, representing 1% of the total New Common Stock, to holders of at least 175 shares of the Old Common Stock; (4) 15,936,703 shares of New Common Stock to general unsecured creditors and noteholders pursuant to the Creditor Rights Offering, (5) 2,812,359 shares of New Common Stock to the backstop investors in the Creditor Rights Offering; (6) 7,667,523 shares of New Common Stock to holders of at least 11 shares of Old Common Stock pursuant to the Equity Rights Offering, and (7) 2,489,977 shares of New Common Stock, representing the shares of New Common Stock that were unsubscribed for in the Equity Rights Offering, to Monsanto Company, a Delaware corporation (“Monsanto”). The total amount of the general unsecured claims pool was $786,221,597.64 and is comprised of the following (i) $455,400,000 in allowed noteholder claims; (ii) $307,342,809.99 in allowed general unsecured claims; and (iii) $23,478,787.65 in disputed general unsecured claims.
           In addition, on the Effective Date, the Company issued warrants (the “Warrants”) to purchase an aggregate of 4,481,250 shares of New Common Stock to holders of Old Common Stock based on a holder’s pre-petition stock ownership, provided that such holder held at least 24 shares of the Old Common Stock. In connection with the issuance of the Warrants, the Company entered into a warrant agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, as warrant agent. Subject to the terms of the Warrant Agreement, Warrant holders are entitled to purchase shares of New Common Stock at an exercise price of $29.70 per share. The Warrants have a five-year term and will expire at 5:00 p.m., New York City time, on February 27, 2013. The Warrants may be exercised for cash or on a net issuance basis.
          The number of shares of New Common Stock issuable upon exercise of the Warrants and the exercise price will be adjusted in connection with any dividend, distribution, subdivision, combination, reclassification or recapitalization of the New Common Stock. The exercise price of the Warrants are also subject to downward adjustment in connection with any distribution to all holders of the New Common Stock evidences of indebtedness, other securities of the Company or any cash, property or other assets. Additionally, if, on or prior to the fourth anniversary of the issue date of the Warrants, the Company undergoes any business combination (by merger, consolidation, reorganization or reclassification) in which the Company is not the surviving entity, or sells, transfers or otherwise disposes of all or substantially all of its assets (any such event, an “Organic Change”), depending on the nature of the consideration to be paid to holders of New Common Stock and the status of the successor person (whether it is a public or private company), the acquiring person may be required to purchase the Warrants for cash at Black-Scholes valuation upon consummation of such Organic Change, in each case as more fully described in the Warrant Agreement. For any Organic Change occurring on or after the fourth anniversary of the issue date of the Warrants, the Warrant holders will have the right to receive the consideration that they would have been entitled to receive had they exercised the Warrants immediately prior to such Organic Change.
          The foregoing description of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.1 to this report and incorporated herein by reference.

          The information under “Item 2.03 Creation of A Financial Obligation or An Obligation under An Off-Balance Sheet Arrangement of A Registrant” is incorporated herein by reference.
          The Company expects to report other events in connection with the Effective Date within the time frame prescribed by the Securities and Exchange Commission.
ITEM 2.03 CREATION OF A FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
              On the Effective Date, the Company and certain of its subsidiaries entered into three credit agreements with a syndicate of banks and other financial institutions and entities. The new credit agreements provide for the following credit facilities:
(i)	a senior secured asset-based revolving credit facility in the aggregate principal amount of $450 million (the “ABL Facility”), with a maturity of five years, which includes borrowing capacity available for letters of credit (in the aggregate principal amount of $175 million) and for borrowings on same-day notice, referred to as swingline loans (in the aggregate principal amount of $50 million);

(ii)	a senior secured term loan facility in an aggregate principal amount of $1,200 million (the “Term Loan Facility” and, together with the ABL Facility, the “Senior Secured Credit Facilities”), with a maturity of six years; and

(iii)	a bridge loan facility in an aggregate principal amount of $400 million (the “Bridge Facility”).
               Loans made under the Term Loan Facility and the Bridge Facility will be denominated in United States Dollars only. Loans made under the ABL Facility may be denominated in United States Dollars, Euros or Sterling.
          Interest Rate and Fees
          The interest rates per annum applicable to loans denominated in United States Dollars, other than swingline loans, under our Senior Secured Credit Facilities will be, at our option, equal to either an alternate base rate or an adjusted Eurocurrency rate for a one-, two-, three- or six-month interest period, (or a nine- or twelve-month period or less than one month interest period, if consented to by all relevant lenders), in each case, plus an applicable margin. The interest rate per annum applicable to loans denominated in Euros or Sterling, other than swingline loans, under our Senior Secured Credit Facilities will be equal to an adjusted Eurocurrency rate for a one-, two-, three- or six-month interest period, (or a nine- or twelve-month period or less than one month interest period, if available to by all relevant lenders), plus an applicable margin. The interest rate per annum applicable to loans under the Bridge Facility is 15.50%; provided, however, that (A) for the period commencing on the Effective Date and ending on the day immediately preceding the first anniversary of the Effective Date, no more than 3.50% per annum may be paid in the form of payment-in-kind interest, (B) for the period commencing on the first anniversary of the Effective Date and ending on the day immediately preceding the second anniversary of the Effective Date, no more than 2.50% per annum may be paid in the form of payment-in-kind interest and (C) commencing on the second anniversary of the Effective Date and there after, no more than 1.50% per annum may be paid in the form of payment-in-kind interest.
          The interest rates per annum applicable to swingline loans denominated in United States Dollars under the ABL Facility will be an alternate base rate plus an applicable margin. The interest rates per annum applicable to swingline loans denominated in Euros or Sterling under the ABL Facility will be an adjusted Eurocurrency rate plus an applicable margin.
          In addition to paying interest on outstanding principal under our Senior Secured Credit Facilities, we are required to pay letter of credit fronting fees and other customary letter of credit fees to the letter of credit issuers and a commitment fee to the lenders under the ABL Facility in respect of the unutilized commitments thereunder (initially at a rate equal to (A) 0.30% per annum if utilization is greater than 50%, and (B) 0.375% per annum if utilization is less than or equal to 50%). We are also required to pay customary agency fees under the Senior Secured Credit Facilities and the Bridge Facility.
          Prepayments
          We will be required to make prepayments of, or cash collateralize, any amounts outstanding under the ABL Facility (including any outstanding letters of credit or swingline loans thereunder) to the extent such amounts exceed the lesser of (i) the applicable Borrowing Base (as defined in the ABL Facility credit agreement) as in effect at such time and (ii) the aggregate applicable commitments under the ABL Facility as in effect at such time.

We will be required to prepay the outstanding amount of the Term Loan Facility, subject to certain exceptions, with:
•	50% (which percentage may be reduced to certain levels upon the achievement of a certain leverage ratio) of excess cash flow (as defined in the Term Loan Facility credit agreement), less the amount of certain voluntary prepayments as described in the Term Loan Facility credit agreement;

•	100% of the net cash proceeds of any issuance of debt, subject to exceptions; and

•	100% of the net cash proceeds of all non-ordinary course asset sales and casualty and condemnation events, subject to reinvestment rights and other exceptions.
               We will be required to prepay the outstanding amount of the Bridge Facility, subject to certain exceptions, with:
•	100% of the net cash proceeds of any issuance of debt or consummated equity issuance, subject to exceptions; and

•	100% of the net cash proceeds of all non-ordinary course asset sales and casualty and condemnation events, subject to reinvestment rights and other exceptions.
              We may voluntarily repay outstanding loans under our Senior Secured Credit Facilities or Bridge Facility at any time without premium or penalty, other than (i) customary “breakage” costs with respect to adjusted Eurocurrency loans and (ii) the Term Loan Facility is subject to a prepayment premium of 3%, 2% and 1% of the principal amount being prepaid or in connection with repricing and reductions in the applicable margin during the first, second and third year following the Effective Date, respectively.
              Maturity and Amortization
               The Term Loan Facility will amortize each year in an amount equal to 1% per annum in equal quarterly installments for the first five years and nine months, with the remaining amount payable on the date that is six years from the date of the closing of the Senior Secured Facilities.
               Principal amounts outstanding under the ABL Facility will be due and payable in full at maturity, five years from the date of the closing of the ABL Facility.
               Principal amounts outstanding under the Bridge Facility will be due and payable in full on the initial maturity date (as defined in the Bridge Facility credit agreement), one year from the date of the closing of the Bridge Facility, provided that unless certain events of default exist under the Bridge Facility, principal amounts outstanding shall be automatically extended to be payable on seventh anniversary of the closing date of the Bridge Facility. Subject to the satisfaction of certain provisions, on and after the 20th business day prior to the initial maturity date, each lender under the Bridge Facility may exchange all or a portion of its loans under the Bridge Facility for senior unsecured exchange notes described in Exhibit K to the Bridge Facility. On the initial maturity date, certain provisions and covenants in the Bridge Facility will be amended to conform with Exhibit K.
               Certain Covenants and Events of Default
               Our Senior Secured Credit Facilities and the Bridge Facility contain negative covenants that, among other things, restrict, subject to certain exceptions, our ability, and the ability of our restricted subsidiaries, to incur indebtedness, sell assets, make investments, engage in acquisitions, mergers or consolidations and make dividends or other restricted payments. The Term Loan Facility contains the following financial covenants: a minimum fixed charge coverage ratio of 1.00 to 1.00 (with step-ups thereafter); a maximum total leverage ratio of 5.50 to 1.00 (with step-downs thereafter); and maximum capital expenditures of $175 million per fiscal year (with certain exceptions).
          The ABL Facility will require us to maintain a minimum fixed charge coverage ratio of 1 to 1 during any period where availability under the ABL Facility is less than $40,000,000. The Senior Secured Credit Facilities and the Bridge Facility will also contain certain customary affirmative covenants and events of default, including for the cross-acceleration of other indebtedness and the occurrence of a “change of control.” A “change of control” of the Company is deemed to have occurred if: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of voting stock representing 35% or more (or 40% or more in the case of any such “person” or “group” that is, on the Effective Date, the beneficial owner of 25% or more of such voting stock, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to the Board of Directors or whose nomination for election by the Company’s shareholders was approved by a vote of the majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office; or (iii) at any time a “change of control” (or any other defined term having a similar purpose) occurs under any Material Indebtedness (as defined in the credit agreement).
          The foregoing description of the Senior Secured Credit Facilities and the Bridge Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the credit agreements providing for such facilities, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 to this report and incorporated herein by reference.
          Guarantee and Security
          In connection with the execution of the credit agreements for the Senior Secured Credit Facilities and the Bridge Facility, the Company also entered into certain Guarantee Agreements, Security Agreements and Pledge Agreements with certain of the Company’s subsidiaries and Citibank, N.A. All of our obligations under the ABL Facility will be unconditionally guaranteed (the “ABL Guarantees”) by (other than certain unrestricted and immaterial subsidiaries) each of our direct and indirect domestic subsidiaries and, to the extent that a guarantee by a foreign subsidiary would not, in our good faith judgment, have material adverse tax consequences to us or our subsidiaries, each of our foreign subsidiaries (such domestic and foreign subsidiaries, collectively, the “Guarantors”). Additionally, the ABL Facility and the ABL Guarantees will be secured by the following: (a) a perfected first priority security interest in all of our and the Guarantors’ accounts receivable, inventory, cash, deposit accounts and, in each case, proceeds thereof (subject to certain exceptions) (the “Current Asset Collateral”); (b) a perfected second-priority pledge of the capital stock in our subsidiaries (excluding certain specified subsidiaries), except that with respect to our foreign subsidiaries such pledge shall be limited to 65% of the capital stock of our “first-tier” foreign subsidiaries (or such greater percentage as could not, in our good faith judgment, reasonably be expected to have material adverse tax consequences to us or our subsidiaries) (the “Pledged Collateral”); and (c) subject to certain exceptions, perfected second-priority security interests in substantially all of our and the Guarantors’ other personal property (the “Other Personal Property Collateral”), in each case, subject to permitted liens and materiality, thresholds, and other exceptions and limitations.
          All of our obligations under the Term Loan Facility and any interest rate protection or other hedging or cash management arrangements entered into with any lender thereunder, the Administrative Agent thereunder, a Lead Arranger thereunder or any affiliate of any of the foregoing (collectively, the “Secured Term Loan Facility Obligations”) are unconditionally guaranteed (the “Term Loan Guarantees”) by, subject to certain exceptions, each of the Guarantors. Additionally, the Secured Term Loan Facility Obligations and Term Loan Guarantees will be secured by the following: (a) a perfected second-priority security interest in the Current Asset Collateral; (b) a perfected first-priority pledge of the Pledged Collateral; and (c) a perfected first-priority security interests in the Other Personal Property Collateral, in each case, subject to permitted liens and other customary exceptions and limitations.
          The collateral under each the Senior Secured Credit Facilities shall exclude certain excluded assets described in the applicable credit agreements.
          All of our obligations under the Bridge Facility are unconditionally guaranteed by the Guarantors.
          The foregoing description of Guarantee Agreements, Security Agreements, Pledge Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of these agreements, copies of which are attached as Exhibits 10.4 through 10.10 to this report and incorporated herein by reference.
          In addition, Solutia and certain of its subsidiaries, Citibank, N.A., as administrative agent and collateral agent under the Term Loan Facility, and Citibank, N.A., as administrative agent and collateral agent under the ABL Facility, have also entered into an Intercreditor Agreement that sets forth the rights of such agents in the collateral described herein, including the relative lien priorities of the agents, restrictions on enforcement against the collateral, access rights, application of proceeds and restrictions on amendments of the loan documents. The foregoing description of the Intercreditor Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.11 to this report and incorporate herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
          As disclosed under Item 1.01 above, pursuant to the Plan, in satisfaction of creditor claims and stockholder interests, the Company issued (1) 29,024,446 shares of New Common Stock to its general unsecured creditors and noteholders who hold the 2027 Notes and the 2037 Notes; (2) 1,221,492 shares of New Common Stock to the Retiree Trust; (3) 597,500 shares of New Common Stock to holders of at least 175 shares of the Old Common Stock; (4) 2,489,977 shares of New Common Stock to Monsanto, and (5) Warrants to purchase 4,481,250 shares New Common Stock to holders of Old Common Stock based on a holder’s pre-petition stock ownership. Based on the Plan and the confirmation order from the Bankruptcy Court, the issuance of the shares of New Common Stock described in the preceding paragraph are exempt from the registration requirements of the Securities Act in reliance on Section 1145 of the Bankruptcy Code. In addition, 20,644 shares of New Common Stock (the “Backstop Shares”) were sold to the backstop investors in the Creditor Rights Offering as part of their backstop commitment. The issuance of the Backstop Shares was exempt from registration under Section 4(2) of the Securities Act.
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
          On the Effective Date, all shares of the Old Common Stock were cancelled. The information set forth under “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year” is incorporated into this Item 3.03 by reference.
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
1.	Departure of Directors
          On the Effective Date, the following directors have departed the Board of Directors of the Company in connection with the Company’s emergence from chapter 11 proceedings: Paul H. Hatfield, Robert H. Jenkins, Frank A. Metz, Jr., Sally G. Narodick and John B. Slaughter.
2.	Election of New Directors
          Board Composition
          As provided in the Company’s Second Amended and Restated Certificate of Incorporation (see Item 5.03 below), the Board of Directors of the Company is divided into three classes, serving staggered three-year terms. On the Effective Date, the following individuals have become members of the Company’s Board of directors by operation of the Plan:
Class I Directors — Term Expiring in 2009
Robert K. deVeer, Jr.
J. Patrick Mulcahy
Gregory C. Smith
Class II Directors — Term Expiring in 2010
Eugene I. Davis
James P. Heffernan
W. Thomas Jagodinski
Class III Directors — Term Expiring in 2011
William T. Monahan
Robert A. Peiser
Jeffry N. Quinn

          Compensation Arrangements for Directors
          Non-employee members of the Company’s Board of Directors will receive a $50,000 annual cash retainer, payable quarterly, and an annual stock retainer of shares with a value of $50,000 payable once a year. Upon joining the Board of Directors, each non-employee director will receive a one-time grant of restricted shares with a value of $100,000. All shares will vest 1/3rd annually over the three year period following grant. Within five years of joining the Board of Directors, all directors are required to own and hold the Company’s stock with a value of $200,000, which is equal to four years of the annual cash retainer.
          The non-employee lead director will receive an additional annual cash retainer of $30,000. Committee chairs will receive an additional annual cash retainer of $15,000, while other committee members will receive an additional annual cash retainer of $7,500. No additional fees for attendance at regularly scheduled meetings will be paid.
          In addition, non-employee directors may participate in the Company’s Non-Employee Director Stock Compensation Plan, under which various forms of stock-based compensation (e.g., restricted stock, stock options) could be granted at the discretion of the Executive Compensation and Development Committee of the Company’s Board of Directors. A more detailed description of the Non-Employee Director Stock Compensation Plan is set forth below.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
          In accordance with the Plan, the Company’s Second Amended and Restated Certificate of Incorporation (the “Amended Certificate of Incorporation”) and Amended and Restated Bylaws (the “Amended Bylaws”) both became effective on the Effective Date. A description of the key provisions of the Amended Certificate of Incorporation and the Amended Bylaws is included in the Company’s registration statement on Form S-1 under “Description of Capital Stock” filed with the Securities and Exchange Commission on October 5, 2007 (Registration No. 333-146520), as subsequently amended on October 26, 2007 and November 20, 2007, which description is incorporated herein by reference. This description is qualified in its entirety by reference to the full text of these documents, which are attached as Exhibits 3.1 and 3.2 to this report and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Solutia Inc.

3.2	Amended and Restated Bylaws of Solutia Inc.

4.1	Warrant Agreement, dated as of February 28, 2008, by and between Solutia Inc. and American Stock Transfer and Trust Company, as Warrant Agent.

10.1	Credit Agreement (Term Loan), dated as of February 28, 2008, by and among Solutia Inc., the lender parties thereto, Citibank, N.A., as Administrative Agent and Collateral Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, Deutsche Bank AG New York Branch, as Documentation Agent, and Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc., as Joint Lead Arrangers and as Joint Bookrunners

10.2	Credit Agreement (Asset Based Revolving Credit Facility), dated as of February 28, 2008, by and among Solutia Inc., Solutia Europe SA/NV and Flexsys SA/NV, the lender parties thereto, Citibank, N.A., as Administrative Agent and Collateral Agent, Citibank International PLC, as European Collateral Agent, Deutsche Bank AG New York Branch, as Syndication Agent, Goldman Sachs Credit Partners L.P., as Documentation Agent, and Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc., as Joint Lead Arrangers and as Joint Bookrunners

Exhibit No.	Description

10.3	Credit Agreement (Bridge Facility), dated as of February 28, 2008, by and among Solutia Inc., the lender parties thereto, Citibank, N.A., as Administrative Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, Deutsche Bank AG New York Branch, as Documentation Agent, and Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc., as Joint Lead Arrangers and as Joint Bookrunners

10.4	Guarantee Agreement, dated as of February 28, 2008, by and among certain subsidiaries of Solutia Inc. party hereto, as Guarantors, and Citibank, N.A., as Collateral Agent (Term Loan)

10.5	Security Agreement, dated as of February 28, 2008, by and among Solutia Inc., the subsidiaries party thereto, as Grantors, and Citibank N.A., as Collateral Agent (Term Loan)

10.6	Pledge Agreement, dated as of February 28, 2008, by and among Solutia Inc., the subsidiaries party thereto, as Pledgors, and Citibank N.A., as Collateral Agent (Term Loan)

10.7	Guarantee Agreement, dated as of February 28, 2008, by and among certain subsidiaries of Solutia Inc. party hereto, as Guarantors, and Citibank, N.A., as Collateral Agent (ABL Facility)

10.8	Security Agreement, dated as of February 28, 2008, by and among Solutia Inc., the subsidiaries party thereto, as Grantors, and Citibank N.A., as Collateral Agent (ABL Facility)

10.9	Pledge Agreement, dated as of February 28, 2008, by and among Solutia Inc., the subsidiaries party thereto, as Pledgors, and Citibank N.A., as Collateral Agent (ABL Facility)

10.10	Guarantee Agreement, dated as of February 28, 2008, by and among certain subsidiaries of Solutia Inc. party hereto, as Guarantors, and Citibank, N.A., as Collateral Agent (Bridge Facility)

10.11	Intercreditor Agreement, dated as of February 28, 2008, by and among Solutia Inc., each of the subsidiaries from time to time party thereto, Citibank, N.A., in its capacity as administrative agent and collateral agent for the holders of the Term Loan Obligations, and Citibank, N.A., in its capacity as administrative agent and collateral agent for the holders of the Revolving Credit Obligations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DATE: March 4, 2008

SOLUTIA INC.
By:	/s/ Rosemary L. Klein
	Name:	Rosemary L. Klein
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Solutia Inc.

3.2	Amended and Restated Bylaws of Solutia Inc.

4.1	Warrant Agreement, dated as of February 28, 2008, by and between Solutia Inc. and American Stock Transfer and Trust Company, as Warrant Agent.

10.1	Credit Agreement (Term Loan), dated as of February 28, 2008, by and among Solutia Inc., the lender parties thereto, Citibank, N.A., as Administrative Agent and Collateral Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, Deutsche Bank AG New York Branch, as Documentation Agent, and Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc., as Joint Lead Arrangers and as Joint Bookrunners

10.2	Credit Agreement (Asset Based Revolving Credit Facility), dated as of February 28, 2008, by and among Solutia Inc., Solutia Europe SA/NV and Flexsys SA/NV, the lender parties thereto, Citibank, N.A., as Administrative Agent and Collateral Agent, Citibank International PLC, as European Collateral Agent, Deutsche Bank AG New York Branch, as Syndication Agent, Goldman Sachs Credit Partners L.P., as Documentation Agent, and Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc., as Joint Lead Arrangers and as Joint Bookrunners

10.3	Credit Agreement (Bridge Facility), dated as of February 28, 2008, by and among Solutia Inc., the lender parties thereto, Citibank, N.A., as Administrative Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, Deutsche Bank AG New York Branch, as Documentation Agent, and Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc., as Joint Lead Arrangers and as Joint Bookrunners

10.4	Guarantee Agreement, dated as of February 28, 2008, by and among certain subsidiaries of Solutia Inc. party hereto, as Guarantors, and Citibank, N.A., as Collateral Agent (Term Loan)

10.5	Security Agreement, dated as of February 28, 2008, by and among Solutia Inc., the subsidiaries party thereto, as Grantors, and Citibank N.A., as Collateral Agent (Term Loan)

10.6	Pledge Agreement, dated as of February 28, 2008, by and among Solutia Inc., the subsidiaries party thereto, as Pledgors, and Citibank N.A., as Collateral Agent (Term Loan)

10.7	Guarantee Agreement, dated as of February 28, 2008, by and among certain subsidiaries of Solutia Inc. party hereto, as Guarantors, and Citibank, N.A., as Collateral Agent (ABL Facility)

10.8	Security Agreement, dated as of February 28, 2008, by and among Solutia Inc., the subsidiaries party thereto, as Grantors, and Citibank N.A., as Collateral Agent (ABL Facility)

10.9	Pledge Agreement, dated as of February 28, 2008, by and among Solutia Inc., the subsidiaries party thereto, as Pledgors, and Citibank N.A., as Collateral Agent (ABL Facility)

10.10	Guarantee Agreement, dated as of February 28, 2008, by and among certain subsidiaries of Solutia Inc. party hereto, as Guarantors, and Citibank, N.A., as Collateral Agent (Bridge Facility)

10.11	Intercreditor Agreement, dated as of February 28, 2008, by and among Solutia Inc., each of the subsidiaries from time to time party thereto, Citibank, N.A., in its capacity as administrative agent and collateral agent for the holders of the Term Loan Obligations, and Citibank, N.A., in its capacity as administrative agent and collateral agent for the holders of the Revolving Credit Obligations.